EXHIBIT 99.1

Conifer Holdings Reports Second-Quarter and First-Half 2015 Results

BIRMINGHAM, Mich., Sept. 14, 2015 (GLOBE NEWSWIRE) -- Conifer Holdings, Inc. (Nasdaq:CNFR) today announced results for the second quarter and first half of 2015. Subsequent to the end of the second quarter, the company completed its initial public offering on August 18, 2015.

Highlights of Quarter and Outlook

	At and for the			At and for the
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except per share amounts)
Gross written premiums	$ 23,059	$ 19,001	21.4%	$ 44,263	$ 36,668	20.7%
Net written premiums	15,942	16,692	-4.5%	29,608	33,401	-11.4%
Net earned premiums	15,115	13,957	8.3%	29,608	26,632	11.2%
Net investment income	469	282	66.3%	955	502	90.2%
Net realized investment gains	87	81	7.4%	232	172	34.9%
Net income (loss)	630	(1,525)	**	1,142	(4,719)	**
Net income (loss) attributable to Conifer	579	(1,536)	**	1,042	(4,765)	**
Net income (loss) allocable to common shareholders	366	(1,552)	**	616	(4,792)	**
Operating income*	543	(1,606)	**	910	(4,891)	**

Net income per share, basic and diluted	$ 0.09	$ (0.66)		$ 0.15	$ (2.13)
Operating income per share*	$ 0.07	$ (0.69)		$ 0.09	$ (2.21)
Book value per common share outstanding	$ 11.07	$ 10.49		$ 11.07	$ 10.49
Weighted average shares outstanding	4,050,042	2,357,220		4,045,482	2,248,599

Loss ratio	57.6%	67.0%		57.4%	73.2%
Expense ratio	40.1%	46.5%		41.0%	46.5%
Combined ratio	97.7%	113.5%		98.4%	119.7%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage not meaningful

James Petcoff, Chairman, commented, "We are pleased by the 20 percent growth in our top line, and our much improved bottom line results, in the first six months of this year. As we continue to execute our business expansion, we expect to drive our expense ratio and combined ratios lower over time, increasing operating income and generating book value growth for our shareholders."

Petcoff further commented, "We see many organic growth opportunities in our existing core lines of business. And with the recent completion of our IPO in August 2015, our capital position will support continued growth in gross written premium as we pursue these opportunities."

Performance Overview

Net earnings per diluted share were $0.09 and $0.15 during the second quarter and first six months of 2015, respectively. The increase in profitability was a result of an improved combined ratio which decreased by 15.8 and 21.3 percentage points in the second quarter and first six months of 2015 compared to the same periods in 2014. The loss ratio was closer to historical levels in 2015 due to fewer weather-related losses, as compared to the uncharacteristically high losses in 2014. The loss ratio was also lower due to a shift to a more favorable mix of commercial liability and wind-exposed homeowners business. The expense ratio decreased by 6.4 and 5.5 percentage points in the second quarter and first six months of 2015, respectively, compared to the same periods in 2014. Premium growth on a less variable expense structure continues to drive down the expense ratio.

A quota share reinsurance arrangement, used as capital support in the first six months of 2015, was terminated on August 1, 2015. The arrangement reduced earnings per diluted share by $0.07 and $0.18 during the second quarter and first six months of 2015, respectively.  The quota share arrangement was the primary driver of the reduction in net written premiums for the second quarter and first six months of 2015 compared to the same periods in 2014.

Lower premiums for the personal automobile line of business, which is in run-off, reduced earnings per diluted share by $0.06 and $0.17 during the second quarter and first six months of 2015, respectively. There are no plans to write any premiums in personal automobile after June 2015, and it is expected to have a minimal earnings impact after 2015.

Commercial Lines Operational Review

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except per share amounts)
Gross written premiums	$ 18,326	$ 14,471	26.6%	$ 34,068	$ 24,448	39.3%
Net written premiums	$ 12,524	$ 12,694	-1.3%	$ 22,378	$ 21,813	2.6%
Net earned premiums	$ 10,670	$ 8,390	27.2%	$ 20,158	$ 14,752	36.6%

Loss ratio	49.8%	53.6%		51.8%	67.1%
Expense ratio	28.4%	40.2%		30.4%	40.9%
Combined ratio	78.2%	93.8%		82.2%	108.0%

Contribution to loss ratio from net (favorable) adverse development	-0.6%	-11.0%		-0.6%	-8.1%

Commercial lines gross written premiums grew by 26.6 percent in the second quarter of 2015 compared to the same period in 2014. The majority of this growth came from the commercial multi-peril and other liability lines, which grew by 37.2 percent, largely from expansion in the hospitality and security services product lines. Partially offsetting premium growth in these two areas was an 8.1 percent premium decline in the commercial automobile line due to changes in underwriting guidelines that were designed to improve overall risk selection.

Personal Lines Operational Review

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except per share amounts)
Gross written premiums	$ 4,733	$ 4,530	4.5%	$ 10,195	$ 12,220	-16.6%
Net written premiums	$ 3,418	$ 3,998	-14.5%	$ 7,230	$ 11,588	-37.6%
Net earned premiums	$ 4,445	$ 5,567	-20.2%	$ 9,450	$ 11,880	-20.5%

Loss ratio	76.9%	86.9%		69.7%	80.8%
Expense ratio	20.5%	32.7%		22.7%	32.6%
Combined ratio	97.4%	119.6%		92.4%	113.4%

Contribution to loss ratio from net (favorable) adverse development	5.3%	7.1%		3.4%	2.1%

Personal lines gross written premiums grew by 4.5 percent in the second quarter of 2015 compared to the same period in 2014. Premium growth in personal lines came from a nearly four-fold increase in the wind-exposed homeowners line in Florida, Texas and Hawaii. Partially offsetting this growth were declines of 29.4 percent and 84.5 percent in the low-value dwelling and personal automobile lines, respectively.

The reduction in premiums, for the six months ended June 30, 2015, was due to the strategic decision to exit the personal automobile line and de-emphasize the low-value dwelling line in the Midwest, which began in the first quarter of 2015. Expansion in the low-value dwelling line is ramping up in the southeast under another program, however, it did not provide a significant contribution to premium volume in the second quarter of 2015.

Balance Sheet/Investment Overview

	At 6/30/15	At 12/31/14	At 6/30/14
	(dollars in thousands)
Cash and invested assets	$ 117,270	$ 123,726	$ 75,797
Reinsurance recoverables	6,271	5,139	6,542
Goodwill and intangible assets	2,239	2,275	2,312
Total assets	163,678	163,738	108,360
Unpaid losses and loss adjustment expenses	32,357	31,531	31,833
Unearned premiums	44,484	43,381	32,589
Senior debt	27,462	27,562	12,587
Total liabilities	112,510	113,460	81,321
Preferred Stock	--	6,119	--
Total shareholders' equity*	51,091	44,182	27,012

Statutory capital and surplus	65,464	66,585	32,413

Net written premium-to-statutory capital and surplus ratio	1.0	1.0	1.8

Debt-to-total capitalization ratio	0.3	0.4	0.3

Average tax equivalent book yield	2.2	1.9	2.2
Average fixed maturity duration	3.5	3.1	3.6

* In March 2015, the Company reclassified the carrying amount of its preferred stock from temporary equity to permanent equity as the redemption of the preferred stock was changed to be within the Company's control.

Conifer maintains a prudent investment approach with fixed-income securities comprising 96 percent of the portfolio, with an average credit quality of AA, and 4 percent invested in equities.

Conifer completed its initial public offering in August 2015, selling 3.3 million shares of common stock at a price of $10.50 per share. The company received proceeds, net of expenses, of $30.6 million. A portion of the proceeds was used to pay down $17.0 million of senior debt and buy back all of the outstanding preferred shares for $6.4 million. Conifer also issued and sold 294,481 shares outside of the IPO to preferred shareholders who chose to reinvest their proceeds from the buy-back into the common stock at the IPO price. The Company has $17.5 million of availability on a line of credit and $10.3 million of remaining proceeds remain available to support future growth and general corporate purposes.

Conference Call and Supplemental Material

Management will hold an investor conference call/webcast to discuss the results for the second quarter and six months of 2015 and other relevant topics on Tuesday, September 15, at 8:30 a.m. EDT. Investors can access the webcast of the call on the company's website at ir.CNFRH.com or by dialing 888-243-4451 (domestic) or 412-542-4135 (international).  Prior to the webcast, a slide presentation pertaining to the results will be available on the company's website. A replay will be posted to the website after the call.

About the Company

Conifer Holdings, Inc. is a Michigan-based insurance holding company formed in 2009.  Through its subsidiaries, Conifer offers insurance coverage in both specialty commercial and specialty personal product lines marketing through independent agents in 49 states. The company completed its initial public offering in August 2015 and is traded on the NASDAQ (global market) under the symbol CNFR.  Additional information is available on the company's website at www.CNFRH.com.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP).  Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.  We believe that investors' understanding of Conifer's performance is enhanced by our disclosure of operating income.  Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited.

We define operating income as net income excluding net realized investment gains and losses, after-tax. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of operating income and operating income per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
(dollars in thousands, except per share amounts)
Net income (loss)	$ 630	$ (1,525)	$ 1,142	$ (4,719)
Less: net realized investment gains, after tax	87	81	232	172
Operating income (loss)	$ 543	$ (1,606)	$ 910	$ (4,891)

Income (loss) per share	$ 0.09	$ (0.66)	$ 0.15	$ (2.13)
Less: net realized investment gains, after tax, per share	$ 0.02	$ 0.03	$ 0.06	$ 0.08
Operating income (loss) per share	$ 0.07	$ (0.69)	$ 0.09	$ (2.21)

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer's expectations regarding premiums, earnings, its capital position, expansion and growth strategies.  The forward-looking statements contained in this press release are based on management's good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include the occurrence of severe weather conditions and other catastrophes, the cyclical nature of the insurance industry, future actions by regulators, our ability to obtain reinsurance coverage at reasonable rates, the effects of competition and the additional factors set forth in "Risk Factors" in the prospectus included in our registration statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on August 12, 2015 and in subsequent reports filed with or furnished to the SEC.  Except as may be required by any applicable laws, Conifer assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Conifer Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(dollars in thousands)

	June 30,	December 31,
	2015	2014
Assets
Investment securities:
Fixed maturity securities, at fair value (amortized cost $98,203 and $83,768 at June 30, 2015 and December 31, 2014, respectively)	$ 98,271	$ 84,405
Equity securities, at fair value (cost $3,176 and $2,965 at June 30, 2015 and December 31, 2014, respectively)	4,164	4,084
Short-term investments, at cost or amortized cost (approximates fair value)	6,237	16,749

Total investment securities	108,672	105,238

Cash	8,598	18,488
Premiums and agents' balances receivable, net	15,434	14,478
Reinsurance recoverables on unpaid losses	5,022	3,224
Reinsurance recoverables on paid losses	1,249	1,915
Ceded unearned premiums	10,613	9,510
Deferred policy acquisition costs	7,659	5,679
Intangible assets, net	1,135	1,171
Goodwill	1,104	1,104
Other assets	4,192	2,931
Total assets	$ 163,678	$ 163,738

Liabilities and Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$ 32,357	$ 31,531
Unearned premiums	44,484	43,381
Reinsurance premiums payable	2,699	7,069
Senior debt	27,462	27,562
Accounts payable and accrued expenses	4,383	2,521
Other liabilities	1,125	1,396
Total liabilities	112,510	113,460

Redeemable preferred stock, 1,000,000 shares authorized; 60,600 shares issued and outstanding at December 31, 2014	--	6,119

Shareholders' equity:
Preferred stock, 1,000,0000 shares authorized; 60,600 shares issued and outstanding at June 30, 2015	6,242	--
Common stock, no par value, 12,240,000 shares authorized, issued and outstanding 4,050,042 shares and 3,995,013 shares at June 30, 2015 and December 31, 2014, respectively	46,443	46,119
Accumulated deficit	(2,053)	(3,095)
Accumulated other comprehensive income	459	1,158
Total shareholders' equity attributable to Conifer	51,091	44,182
Noncontrolling interest	77	(23)
Total equity	51,168	44,159
Total liabilities and equity	$ 163,678	$ 163,738

Conifer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue
Gross written premiums	$ 23,059	$ 19,001	$ 44,263	$ 36,668
Ceded written premiums	(7,117)	(2,309)	(14,655)	(3,267)
Change in net unearned premiums	(827)	(2,735)	--	(6,769)
Net earned premiums	15,115	13,957	29,608	26,632
Net investment income	469	282	955	502
Net realized investment gains	87	81	232	172
Other income	480	505	969	1,037
Total revenue	16,151	14,825	31,764	28,343

Expenses
Losses and loss adjustment expenses, net	8,976	9,686	17,546	20,262
Policy acquisition costs	2,639	3,519	5,234	6,750
Operating expenses	3,619	3,213	7,311	6,107
Interest expense	239	123	483	252
Total expenses	15,473	16,541	30,574	33,371

Income (loss) before income taxes	678	(1,716)	1,190	(5,028)
Income tax expense (benefit)	48	(191)	48	(309)
Net income (loss)	630	(1,525)	1,142	(4,719)
Less net income attributable to noncontrolling interest	51	11	100	46
Net income (loss) attributable to Conifer	$ 579	$ (1,536)	$ 1,042	$ (4,765)

Net income (loss) allocable to common shareholders	$ 366	$ (1,552)	$ 616	$ (4,792)

Income (loss) per share allocable to common shareholders, basic and diluted	$ 0.09	$ (0.66)	$ 0.15	$ (2.13)

Weighted average common shares outstanding, basic and diluted	4,050,042	2,357,220	4,045,482	2,248,599
CONTACT: For Further Information:
         Heather Wietzel
         616-233-0500
         investors@coniferholdings.com